Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      WCI Communities, Inc.  (WCI)

Designated Filer:            Castlerigg Master Investments Ltd.

Other Joint Filers:          CGS, Ltd.

Addresses:                   The address for CGS, Ltd. is c/o Citco Fund
                             Services (Curacao), N.V., Kaya Flamboyan 9,
                             P.O. Box 812, Curacao, Netherlands Antilles.


Signatures:


Dated:  September 7, 2007


                            CGS, LTD.
                            By: Sandell Director Services, LLC, as
                            director


                                By: /s/ Thomas E. Sandell
                                    --------------------------------------
                                        Thomas E. Sandell, Managing Member